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                                                                   EXHIBIT 10(t)

                             CONSULTING AGREEMENT


          THIS CONSULTING AGREEMENT is made and entered into this 9th day of November, 1993 ("Agreement") between ZAPATA CORPORATION, a Delaware corporation (the "Company") and PETER M. HOLT (the "Consultant");

                             W I T N E S S E T H:

          WHEREAS, pursuant to a Merger, Purchase and Sale Agreement dated as of August 5, 1993, the Company haS purchased the natural gas compression business (the "Business") of Energy Industries, Inc., Cormar Rental Co., Cormar Industries Co. and ENERQUIP, Inc., companies in which the Consultant was a major equity owner and of which the Consultant was President and Chief Executive Officer; and

          WHEREAS, the Company desires to secure for itself, upon the terms and conditions set forth herein, the benefits of the Consultant's broad experience in and knowledge of the Business by obtaining Consultant's services, on the terms herein set forth; and

          WHEREAS, the Consultant is willing to enter into this Agreement upon the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the parties hereto agree as follows:

          1. Consulting Services. (a) During the Consultant's "Term of
Services" (as hereinafter deemed), the Consultant shall, to the extent so requested by the Company, provide the Company with his services as a consultant in connection with the Business. Consultant shall have such powers and duties as may from time to time be determined by the Chief Executive Officer of the Company.

          (b) During the first eighteen months of the Term of Services, the Consultant shall serve the Company in the capacity as Chairman and Chief Executive Officer of the divisions or subsidiaries of the Company engaged in the Business, and shall have the title of "Chairman-CEO", provided, however, that, during such eighteen-month period, at the written request of the Chief Executive Officer of the Company, Consultant shall no longer serve as the Chief Executive Officer of such division and subsidiaries and shall relinquish the title of Chief Executive Officer, but shall continue to serve in the capacity as "Chairman" of such divisions or subsidiaries and shall continue to have the title of "Chairman."

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          (c) During the second eighteen months of the Term of Services, the
Consultant shall serve in the capacity as Chairman of such divisions or subsidiaries and shall have the title of "Chairman".

          (d) The provision of services by the Consultant under the Agreement shall not make the Consultant an employee of the Company or the Company's divisions or subsidiaries engaged in the Business.

          2. Term of Services. The Consultant's "Term of Services", as used herein, shall begin on the date hereof and shall end on the third anniversary of such date.

          3. Compensation. For all services performed by the Consultant pursuant hereto, the Company shall pay the Consultant $200,000 per year for the first year of this Agreement, $150,000 per year for the second year of this Agreement and $130,000 per year for the third year of this Agreement, payable in accordance with the Company's usual payroll disbursement schedule for its employees. Such compensation shall be in addition to any compensation that the Consultant shall receive as a director of the Company.

          4. Reimbursement of Expenses. The Consultant shall be entitled to reimbursement of all out-of-pocket expenses actually and reasonably incurred by the Consultant in connection with his performance of services hereunder ("Expenses"), including but not limited to, reasonable travel expenses. Requests for reimbursement of Expenses shall be submitted in such form as is approved by the Company and shall be accompanied by receipts or similar documentation evidencing the Expenses incurred.

          5. Duties and Responsibilities of the Consultant. During the Term of Services, the Consultant shall perform his services hereunder in the capacities determined by the Chief Executive Officer of the Company to the best of his ability and with reasonable diligence. In determining the services to be performed by the Consultant, the Chief Executive Officer of the Company shall act in good faith and shall not assign duties and responsibilities to the Consultant that are not appropriate or customary with respect to the position of the Consultant hereunder. There shall be no limitations arising from this Agreement on the other business and investment activities of Consultant.

          6. Intellectual Property. Any inventions arising out of the performance of the services rendered by the Consultant pursuant to this Agreement shall be the sole and absolute property of the Company. In consideration for the benefits received under this Agreement and the Merger, Purchase and Sale Agreement, the Consultant shall promptly and fully disclose to the Company any and all inventions, improvements, or discoveries conceived, developed or reduced to practice by the Consultant in connection with, or as a result of, his services for the Company hereunder. The Consultant agrees to assign to the Company or its nominee without further consideration, his entire right, title, and interest, or such lesser interest as the Company may designate in and to each and all of such inventions, improvements, or discoveries. The Consultant further agrees to sign all

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applications for patents, domestic and foreign, assignments and other papers and rights related to any and all of the inventions, improvements, or discoveries assignable to the Company and to perform all acts necessary or desirable to make this Agreement effective as to the provisions set forth in this Section 6. The Consultant acknowledges that all applications for patents, both domestic and foreign, on the inventions, improvements, or discoveries assignable to the Company shall be filed and prosecuted by an attorney selected by the Company and at the expense of the Company. The Consultant acknowledges that the Company would be irreparably injured by a violation of this Section 6 and that the Company would have no adequate remedy at law in the event of such violation. Therefore, the Consultant acknowledges and agrees that injunctive relief, specific performance or any other appropriate equitable remedy are appropriate remedies to enforce compliance by the Company with this Section 6.

          7. Confidential Information. The Consultant agrees that he will not, except as permitted by the Company in writing, in any manner, at any time, directly or indirectly, disclose to non-affiliates of the Company any Confidential Information. As used in this Agreement, the term "Confidential Information" means any and all information concerning the Business, the Company, or any affiliate, or that is disclosed to the Consultant or known by or acquired by the Consultant as a consequence of or through his performance of services for the Company; or any affiliate, or that was acquired during his performance of services for the Company or an affiliate thereof, that is not known in the oil and gas or the oil and gas services industries, or to the general public. The Consultant shall, at the end of the Term of Services or any Renewal Term, promptly return or deliver to the Company all tangible forms of Confidential Information in his possession.

          8. Income Tax Withholding. The Company may, but shall not be required to, withhold from any amounts payable under this Agreement all federal, state, city or other taxes that shall be required pursuant to any law or governmental regulation or ruling ("Taxes"). Where the Company chooses not to withhold Taxes, the Consultant shall pay all Taxes directly and shall hold the Company harmless from any and all liability arising as a result of any failure to do so.

          9. Indemnification. To the extent permissible under the Company's By-laws, the Company shall indemnify the Consultant and hold him harmless for all acts or decisions made by him in good faith while performing services for the Company. The Company shall pay all expenses including attorneys' fees, actually and necessarily incurred by the Consultant in connection with the defense of such act, suit or proceeding and in connection with any related appeal including the costs of court settlements.

          10. Assignability; Attachment and Effect. Neither this Agreement nor any right or interest hereunder shall be assignable by the Consultant, his beneficiaries, or legal representatives without the prior written consent of the Company; provided, however, that this Agreement shall not preclude (i) the Consultant from designating a beneficiary to receive any amount payable hereunder or upon his death, or (ii) the executors,

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administrators, or other legal representatives of the Consultant or his estate from assigning any rights hereunder to the person or persons entitled thereto. Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, hypothecation, execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect such action shall be null, void and of no effect. This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns.

                 11. Assignment and Binding Effect. This Agreement may not be assigned by any party hereto without the prior written consent of the other party. Subject to the foregoing, all of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of, and be enforceable by, the successors and assigns of the Consultant and the Company.

                 12. Termination. This Agreement and the benefits payable to Consultant hereunder shall be terminable by the Company only for "Cause." For purposes of this Agreement, "Cause" shall be termination resulting from

                     (i) an act or acts of fraud, theft or embezzlement on the part of Consultant or other criminal act which adversely affects the Company or its business reputation; or

                     (ii) a breach by the Consultant during the Term of this
                          Agreement of the provisions of Sections 6, 7 or 8 hereof.

                 13. Renewal. This Agreement may be renewed for any number of additional terms upon such terms and conditions as may be mutually agreed to by the parties hereto or their respective successors and assigns.

                 14. Waiver, Severability and Amendment of Agreement. This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be an estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived. If, for any reason, any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not held so invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way effect the rest of such provision not held so invalid, and the rest of such provision, together with all provisions of this Agreement, shall to the full extent consistent with law

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continue in full force and effect. If this Agreement or any portion thereof conflicts with any law or regulation governing the activities of the Company, the Agreement or appropriate portion thereof shall be deemed invalid and of no force or effect.

                15. Headings; Governing Law. The headings of paragraphs herein are included solely for convenience and reference and shall not control the meaning or interpretation of any of the provisions of this Agreement. This agreement has been executed and delivered in the state of Texas, and its validity, interpretation, performance, and enforcement shall be governed by the laws of Texas.

                IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by the undersigned duly authorized officer, and the Consultant has signed this Agreement, all as of the day first above written.

                                  ZAPATA CORPORATION



                                  By /s/ THOMAS H. BOWERSOX
                                     -----------------------------
                                         Thomas H. Bowersox
                                         Executive Vice President


                                     /s/ PETER M HOLT
                                  --------------------------------
                                         Peter M. Holt


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